[ERNST & YOUNG LETTERHEAD]

                      ERNST & YOUNG LLP                    Phone: (864) 242-5740
                      Two Liberty Square                   www.ey.com
                      Suite 800
                      P.O. Box 10647
                      Greenville, South Carolina 29603


                                                                      EXHIBIT 23


                         Consent of Ernst & Young LLP,
                              Independent Auditors




The Plan Administrative Committee
Ingles Markets, Incorporated Investment/Profit Sharing Plan



We consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 16, 1999) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan of our report dated February 20, 2000 with respect to the financial statements and schedules of the Ingles Markets, Incorporated Investment/Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended September 25, 1999.


                                             /s/ Ernst & Young LLP
                                             ----------------------------------
                                             ERNST & YOUNG LLP


Greenville, South Carolina
March 20, 2000